     As filed with the Securities and Exchange Commission on August 14, 2002
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                             ---------------------

                           CDW Computer Centers, Inc.
             (Exact name of registrant as specified in its charter)

            Illinois                                     36-3310735
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                    200 N. Milwaukee Ave.               60061
                    Vernon Hills, Illinois            (Zip Code)
           (Address of principal executive offices)

             CDW Computer Centers, Inc. Employee Stock Purchase Plan
                            (Full title of the plan)

                               Christine A. Leahy
             Vice President, General Counsel and Corporate Secretary
                           CDW Computer Centers, Inc.
                              200 N. Milwaukee Ave.
                          Vernon Hills, Illinois 60061
                                 (847) 465-6000
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                          ----------------------------
                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                               Proposed Maximum       Proposed Maximum       Amount of
Title of  Securities   Amount to be            Offering Price Per     Aggregate Offering     Registration Fee
to be Registered       Registered              Share                  Price
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01       500,000 shares (1)           $44.98 (2)            $22,490,000          $2,069.08
par value
===============================================================================================================

(1) This registration statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the Employee Stock Purchase Plan relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) under the Securities Act of 1933, the offering price is based upon the average of the high and low sale prices reported for the Common Stock on the Nasdaq National Market on August 13, 2002.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by CDW Computer Centers, Inc., an Illinois corporation (the "Company"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended;

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002;

         (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002; and

         (d) The description of the Common Stock, $.01 par value, of the Company (the "Common Stock") contained in the Company's registration statement on Form S-3 filed under the Securities Act of 1933 on June 26, 2001, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently-filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

         Section 8.75 of the Illinois Business Corporation Act, among other things, permits corporations to indemnify directors, officers, employees and agents against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director, officer, employee or agent of the corporation. In reliance on this statutory provision, our Articles of Incorporation and Bylaws provide that we are required to indemnify our directors, officers, employees and agents to the maximum extent permitted by law. In addition, we are required to advance or reimburse directors and officers for expenses incurred by them relating to indemnifiable claims. We also maintain directors' and officers' liability insurance, which covers liabilities under the federal securities laws.

         The indemnification provisions applicable to the directors of the Company are set out in Articles Ninth and Tenth of the Articles of Incorporation and Article VI of the Bylaws, respectively, as follows:

ARTICLES OF INCORPORATION:

                  Ninth: The Corporation shall, to the full extent permitted by
Section 8.75 of the Illinois Business Corporation Act, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                  Tenth: No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his fiduciary duty as a director; provided, that nothing herein shall be construed to eliminate or limit the liability of a director; (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (c) under Section 8.65 of the Illinois Business Corporation Act, as amended, or (d) for any transaction from which the director derived an improper personal benefit.

BYLAWS:

                                   ARTICLE VI

                               INDEMNIFICATION OF
                         DIRECTORS, EMPLOYEES AND AGENTS

                  SECTION 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  SECTION 2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                  SECTION 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  SECTION 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the Stockholders.

                  SECTION 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation authorized in this Article.

                  SECTION 6. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  SECTION 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

Item 7.      Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit   Description
-------   -----------

4.1 Amendment to the Articles of Incorporation of Registrant is incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form S-8 (Registration
          No. 333-48172).
4.2 Articles of Incorporation of the Registrant are incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form S-3 (Registration No. 333-94820).
4.3       Restated By-Laws of the Registrant (amended through July 24,
          2002) are incorporated herein by reference to the exhibits filed with the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002.
4.4 The Company's Employee Stock Purchase Plan is incorporated herein by reference to the exhibits filed with the Registrant's Definitive Revised Proxy Statement on Schedule 14A filed with the Commission on April 16, 2002.
5*        Opinion of Sidley Austin Brown & Wood
23.1*     Consent of Pricewaterhousecoopers LLP (Chicago)
23.2*     Consent of Sidley Austin Brown & Wood is contained in Exhibit 5.
24        Powers of Attorney (contained in the signature pages hereto)

---------------------
* Filed herewith

Item 9.    Undertakings.

        (a) The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) For purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions set forth above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Vernon Hills, State of Illinois, on the 14th day of August, 2002.

                                  CDW COMPUTER CENTERS, INC.

                                  By: /s/ Christine A. Leahy
                                     --------------------------
                                      Christine A. Leahy
                                      General Counsel, Vice President and
                                      Corporate Secretary

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of CDW Computer Centers, Inc., hereby severally constitute and appoint Christine A. Leahy and Barbara A. Klein, our true and lawful attorneys, with full power to each of them, to sign for us in our names in the capacities indicated below all post-effective amendments to this registration statement, as amended, and generally to do all things in our names and on our behalf in such capacities to enable CDW Computer Centers, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

By: /s/ John A. Edwardson         Chairman, Chief Executive Officer and       Dated: August 14, 2002
    ------------------------      President
        John A. Edwardson         (Principal Executive Officer)


By: /s/ Barbara A. Klein          Senior Vice President and Chief Financial   Dated: August 14, 2002
    ----------------------        Officer
        Barbara A. Klein          (Principal Financial Officer)


By: /s/ Sandra M. Rouhselang      Vice President and Controller               Dated: August 14, 2002
    --------------------------    (Principal Accounting Officer)
        Sandra M. Rouhselang

By: /s/ Michael P. Krasny         Director                                    Dated: August 14, 2002
    ------------------------
        Michael P. Krasny

By: /s/ Daniel B. Kass            Executive Vice President and Director       Dated: August 14, 2002
    -----------------------
        Daniel B. Kass

By:                               Director                                    Dated: _________, 2002
    -------------------------
        Gregory C. Zeman

By: /s/ Michelle L. Collins       Director                                    Dated: August 14, 2002
    -----------------------
        Michelle L. Collins

By:                               Director                                    Dated: _________, 2002
    -------------------
        Casey G. Cowell

By:                               Director                                    Dated: _________, 2002
    ----------------------
        Donald P. Jacobs

By: /s/ Terry L. Lengfelder       Director                                    Dated: August 14, 2002
    -----------------------
        Terry L. Lengfelder

By: /s/ Daniel S. Goldin          Director                                    Dated: August 14, 2002
    --------------------
        Daniel S. Goldin

By:                               Director                                    Dated:  ________, 2002
    -----------------------
        Susan D. Wellington

By: /s/ Brian E. Williams         Director                                    Dated: August 14, 2002
    ---------------------
        Brian E. Williams

                                  EXHIBIT INDEX

Exhibit    Description
-------    -----------

4.1 Amendment to the Articles of Incorporation of Registrant is incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form S-8 (Registration No. 333-48172).
4.2 Articles of Incorporation of the Registrant are incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form S-3 (Registration No. 333-94820).
4.3 Restated By-Laws of the Registrant (amended through July 24, 2002) are incorporated herein by reference to the exhibits filed with the Company's Quarterly Report on Form 10-Q for the period ended
           June 30, 2002.
4.4 The Company's Employee Stock Purchase Plan is incorporated herein by reference to the exhibits filed with the Registrant's Definitive Revised Proxy Statement on Schedule 14A filed with the Commission April 16, 2002.
5*         Opinion of Sidley Austin Brown & Wood
23.1*      Consent of Pricewaterhousecoopers LLP (Chicago)
23.2*      Consent of Sidley Austin Brown & Wood is contained in Exhibit 5.
24         Powers of Attorney (contained in the signature pages hereto)

-----------
* Filed herewith